Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Post-Effective Amendment No. 1 to Registration Statement No. 333-144938 on Form S-3 of our report dated April 16, 2008, relating to the balance sheet of Eagle Rock Energy Partners GP, L.P. appearing in the Current Report on Form 8-K of Eagle Rock Energy Partners, L.P. filed April 17, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 22, 2008